

FORWARD LOOKING STATEMENT

- Except for historical information, all other information provided in this presentation consists of “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These “forward-looking statements” are subject to risks and uncertainties which could cause actual results to differ materially from those projected, anticipated, or implied. The most significant of these risks and uncertainties are discussed or identified in Otter Tail Ag Enterprises' public filings made with the Securities and Exchange Commission. Otter Tail Ag Enterprises undertakes no obligation to publicly update or revise any forward-looking statements.





WELCOME

- Who am I ?
- Why am I here ?
- Agenda for this evening
- What do we want to accomplish
- A little history
- Present situation
- What the future holds





A Little History

- Wrong place – wrong time
- High commodity prices
- Collapse of markets
- Flat price corn vs unsold ethanol
- Default on loans
- Forbearance agreement
- Foreclosure
- Chapter 11 bankruptcy

Chapter 11 – Present Situation



- Opportunity to re-organize
- Opportunity for re-structure
- Negotiate unfavorable contracts
- Develop a plan
- Confirmation of plan
- Emergence from bankruptcy
- Enact the plan



Current Performance

- Fiscal 2009
- First quarter Fiscal 2010

Statements of Financial Data:

	Year Ended September 30, 2009	Year Ended September 30, 2008	Three Months Ended December 31, 2009**	Three Months Ended December 31, 2008
Revenues	$ 95,981,559	$ 70,099,287	$ 29,217,268	$ 25,531,288
Cost of sales	$ 96,688,753	$ 68,503,693	$ 20,487,712	$ 25,811,166
Lower of cost or market adjustment	$ -	$ 4,632,000	$ -	$ 441,542
Impairment of plant & process	$ 12,500,000	$ -	$ -	$ 549,180
Operating Expenses*	$ 2,254,393	$ 1,615,941	$ 3,135,267	$ 549,180
Operating Loss	$ (15,461,587)	$ (4,652,347)		$ (1,270,600)
Other income, net	$ (6,052,538)	$ (4,001,728)	$ (1,158,168)	$ (1,080,425)
Net income/loss	$ (21,514,125)	$ (8,654,075)	4,426,121	$ (2,351,025)
Net Income (Loss) Per Unit	$ (0.90)	$ (0.36)	$ 0.18	$ (0.10)

* 2009 includes $1,496,476 finance cost impairment

** Unaudited



Statements of Operations Data:



	Years Ended September 30,		Three Months Ended December 31,	
	2009	2008	2009	2008
Ethanol (gallons - produced)	51,631,925	25,553,317	13,957,230	13,388,262
Ethanol (gallons - sold)	52,961,926	26,202,203	13,920,493	13,253,290
DDGS (tons - produced)	124,426	63,760	33,652	31,849
WDGS (tons - produced)	60,173	31,554	6,799	19,857
Corn (bushels purchased)	18,984,168	9,404,152	5,102,426	4,998,703
Natural gas (dekatherms)	1,630,813	826,167	444,038	421,936
Electric (KwH)	44,011,200	22,036,800	10,987,000	10,872,000
Yield	2.78	2.72	2.79	2.68
Natural gas per gallon	31,585	30,884	31,814	31,515
Electric per gallon	0.85	0.87	0.79	0.81

Ethanol Distribution FY 2009

	Gallons (MG)	Units	%
TRUCKS	14.9	1855	28
RAIL CAR	38.2	1329	72



DDGS Distribution FY 2009

	Tons (K)	Units	%
TRUCKS	76.7	3192	62
RAIL CAR	47.3	497	38



Corn Deliveries FY 2009

	Bu (mm)	Units	Per Week
TRUCKS	19.0	20,500	395





Restructure Key Points

- Senior debt
- NMF
- Subordinate debt structure
- Risk management
- Marketing
- Procurement
- Natural gas supply
- OTAE to raise $12 million equity
- Working capital
- Debt reduction



New Company Structure

- Cancel old Class A units
- Tax issue to Members
- Issue 24 million units at $0.50
- Class B units – equal rights
- Maintains percentage ownership
- Intention document
- Private placement document
- Member's first right to buy
- Escrow account
- Confirmation of plan



New Company Structure

- SEC reporting
- Consolidate 500 member
- Member meeting
- Member Control Agreement
- Reduced Board
- Election of Board Members



Our operations and financial results are subject to various risks and uncertainties, including those described below, that could adversely affect our business, financial condition, results of operations, cash flows, and the trading price of our common stock.

Challenges to our business model may reduce our revenues and operating margins.

We face intense competition.

We may not be able to adequately protect our intellectual property rights.

Third parties may claim we infringe their intellectual property rights.

We may not be able to protect our source code from copying if there is an unauthorized disclosure of source code.

Security vulnerabilities in our products could lead to reduced revenues or to liability claims.

We are subject to government litigation and regulatory activity that affects how we design and market our products.

Our business depends on our ability to attract and retain talented employees.

Delays in product development schedules may adversely affect our revenues.

We make significant investments in new products and services that may not be profitable.

Adverse economic conditions may harm our business.

We have claims and lawsuits against us that may result in adverse outcomes.

Our vertically-integrated hardware and software products may experience quality or supply problems.

If our goodwill or amortizable intangible assets become impaired we may be required to record a significant charge to earnings.

We operate a global business that exposes us to additional risks

Catastrophic events or geo-political conditions may disrupt our business.

We may experience outages and disruptions of our online services if we fail to maintain an adequate operations infrastructure.



Significant Investor / Partner

- If the business plan is acceptable
- If the plan is confirmed satisfactorily
- CHS is prepared to invest in the Company
- OTAE will have marketing and procurement agreements with CHS
- Require a seat on the Board
- Experts available to OTAE
- Unique marketing opportunities

New Technology Projects



- Bio-Energy Park Concept

- Anaerobic digestion – generate electricity
- Corn oil extraction – bio-diesel
- Investment on the site of approx. $30MM
- Reduction in operating costs

- Green house production
- Bio-mass fluidized bed burner
- CO2 – algae oil's

Capital Improvement Projects



- General winterized of plant
- Built building around drier burn head
- Air inlet duct to drier bed
- Agitators in beer well & whole stilage
- Syrup return line
- Environmental compliance

- Beer Column retrofit trays
- Clean in process (CIP)
- Fermentation alignment


Legislation

LEGISLATION

2007 Energy Bill Renewable Fuel Volumes



Billions of Gallons
40
35
30
25
20
15
10
5
0
Unspecified Advanced
Cellulosic Ethanol
Biomass Diesel
Conventional Biofuel
9
11.1
12.95
13.95
15.2
16.55
18.15
20.5
22.25
24
26
28
30
33
36

	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022
Unspecified Advanced		0.1	0.2	0.3	0.5	1.75	2	2.5	3	3.5	4	4.5	4.5	4.5	5
Cellulosic Ethanol			0.1	0.25	0.5	1	1.75	3	4.25	5.5	7	8.5	10.5	13.5	16
Biomass Diesel		0.5	0.65	0.8	1	biomass diesel in 2013 and after will be at least as much as 2012									
Conventional Biofuel	9	10.5	12	12.6	13.2	13.8	14.4	15	15	15	15	15	15	15	15

Conventional biofuel includes ethanol from corn and sugar cane. Advanced biofuels can also be used to meet this portion of the mandate



LEGISLATION

- Cap and Trade
- California Low Carbon Standards (CLCS)
- E15 – E20 blends
- Blenders tax credit



LOW CARBON FUEL STANDARD

- *Conceived in California*
  - Dismissed by Bush administration
  - Reviewed by present administration
- *Numerous flaws*
  - Land use change
  - Brazilian ethanol more carbon neutral than US
- *Other effects*
  - Oil companies
  - Car manufacturers



SUMMARY

- Debt will be re-structured
- Important to complete indication form
- PPM document will give financial projection
- Money will go into escrow
- Criteria to break escrow
- Plan confirmation
- Viable business plan
- Questions




Thank You!

LOCAL POWER
FOR
LOCAL PEOPLE
IN A
RENEWABLE
REVOLUTION

